Exhibit 31.1

CERTIFICATION

I, Alberto Rodriguez, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of MediaCo Holding Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2025	By:	/s/ Alberto Rodriguez
Alberto Rodriguez
Interim Chief Executive Officer and President
(Principal Executive Officer)